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                                                                   Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
Avant! Corporation:


We hereby consent to the use of our reports dated February 12, 2001, except as to Note 16, which is as of March 23, 2001 included in Amendment No. 3 to the Registration Statement (File No. 333-75638) on Form S-4 of Synopsys, Inc. relating to the consolidated balance sheets of Avant! Corporation, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule which reports appear in the December 31, 2000 annual report on Form 10-K of Avant! Corporation.

We also consent to the reference to us under the heading "Experts".


/s/ KPMG LLP
_________________________________________________
KPMG LLP


Mountain View, California
April 29, 2002